POWER OF ATTORNEY


	KNOW ALL MEN by these presents, that the undersigned, hereby constitutes and appoints Burton H. Snyder, Bonnie S. Martin and Steven J. Holsinger and each her true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned
Forms 3, 4 and 5 relating to transactions in securities of Hershey Foods Corporation in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)	execute for and on behalf of the
undersigned Form 144 relating to transactions in securities of Hershey Foods Corporation in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;

	(3)	do and perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4, 5 and 144 and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

	(4)	take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in his/her discretion.

	The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, each in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933.

	This power of attorney shall remain in
full force and effect until such time as the undersigned terminates it in writing.




  September 19, 2002          		Bonnie G. Hill